United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2025

iCoreConnect Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41309	86-2462502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

529 Crown Point Road, Suite 250 Ocoee, FL	34761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 810-7706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ICCT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 6, 2025, iCoreConnect Inc. (the “Company”) notified the Nasdaq Stock Market LLC (“Nasdaq”) that the Company will not be in compliance with the majority independent director requirement under Nasdaq Listing Rule 5605(b)(1) and the audit committee requirement under Nasdaq Listing Rule 5605(c)(2)(A) as of March 5, 2025, solely due to a vacancy on the Company’s Board of Directors (the “Board”) and audit committee (the “Audit Committee”) of the Board resulting from Yvonne Hyland’s resignation from the Board as disclosed in Item 5.02 of this Current Report on Form 8-K.

In accordance with Nasdaq Listing Rule 5605(b)(1)(A) and 5605(c)(4), the Company has a “cure period” of until the earlier of the Company’s next annual shareholders’ meeting or March 5, 2026, or if the next annual shareholders’ meeting is held before September 1, 2025, then the Company must evidence compliance no later than September 1, 2025. The Company intends to elect one or more independent directors to serve as a member of the Board and the Audit Committee during this cure period.

Item 5.02. Departure of Directors or Certain Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2025, Yvonne Hyland, a member of the board of directors (the “Board”) of the Company resigned from her position as member of the Board and all committees of the Board, effective March 5, 2025. Ms. Hyland’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iCoreConnect Inc. (Registrant)

Dated: March 7, 2025	By:	/s/ Robert McDermott
	Name:	Robert McDermott
	Title:	President and Chief Executive Officer

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